EXHIBIT 23.2

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated November 8, 2004 on the financial statements of Founders Industries, Inc. as of June 30, 2004 and 2003, and the related statements of operations, cash flows and stockholders' equity for the years then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities & Exchange Commission.

/s/ David S. Hall, P.C.
David S. Hall, P.C.
Dallas, Texas

July 22, 2005